Execution Copy

Refinancing Agreement

Dated as of the 30th day of July, 2009

By and between:
HOMI Israel Ltd, an Israeli company, #512482787, whose address for the purposes of this Agreement shall be Gav-Yam Centre, Building #3,  3rd Floor, 9 Shenkar Street, Herzliya Pituach 46725, Israel; Fax: 09-9728626, e-mail: jackronnel@my-homi.com, with a mandatory copy to Reif & Reif Law Offices, 17-4 Yitzchak Rabin Road, Bet Shemesh 99585, Israel, Fax: 02-9997993, e-mail: Mail@ReifLaw.com;  (“HOMI”);

And:
Dry Tongues Ltd, an Israeli company, #514328467, whose address for the purposes of this Agreement shall be c/o Alon Diskin Esq., 27 Keren Hayesod Street, Jerusalem, Israel; Tel. 02-6233181, Fax: 02-6232375, email: diskalon@gmail.com (“Investor”);

Whereas:
HOMI owns a turnkey computerized minibar system, including 194 computerized minibars of type HOMI® 336, a central unit and a license to HOMI® software, whose installation is scheduled to be completed in August 2009 at the Alrov Mamila Hotel in Jerusalem (the “Hotel” and the “Minibar System”, respectively), and which HOMI will then operate under an outsource operation agreement which has been signed and entered into between HOMI and the Hotel (the “Operation” and the “Outsource Agreement”, respectively); and

Whereas:	HOMI has decided to refinance the Minibar System as part of a new financing plan for its continued operation and expansion; and

Whereas:
In the context of this Refinancing Agreement, HOMI wishes to sell the Minibar System to Investor and Investor wishes to purchase the Minibar System from HOMI, with HOMI agreeing to perform the Operation, subject to a division of revenues between the Parties, all in accordance with and subject to the terms and conditions set forth herein;

Therefore, the Parties have made condition and agreed as follows:

1.	Sale of the Minibar System

1.1
Subject to HOMI’s first receiving the Purchase Price (as defined below), HOMI sells the Minibar System to Investor and Investor purchases the Minibar System from HOMI, with effect as of 1st August 2009 (the “Effective Date”).

1.2	HOMI represents and warrants that:

a.	the Minibar System is new and free and clear of all liens, claims, encumbrances and third party rights of any kind;

b.
the Minibar System is in normal and proper working condition, subject to normal wear and tear and subject to ongoing evaluation and upgrading, as customary for a novel and recently developed system, and will remain in this condition for the duration of this Agreement, with HOMI being responsible for Maintenance as set forth in Section 4.3a below.

1.3	Investor represents and warrants that:

a.	it has been given every opportunity to inspect the Minibar System and its operation and has satisfied itself fully as to the condition and operational status of the Minibar System;

Refinancing Agreement
HOMI Israel - Dry Tongues
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b.
it is fully aware that the Minibar System is a novel product, recently developed and installed by HOMI and still undergoing debugging by HOMI, and may not yet be functioning at optimal capacity or efficiency.

2.	Purchase Price

In consideration of the Minibar System, Investor will pay to HOMI the sum of $97,000 (ninety-seven thousand USD), in a single cash payment to be deposited in HOMI’s designated bank account no later than the date hereof (the “Purchase Price”). VAT, if applicable, will be added to the Purchase Price, against a tax invoice. The Purchase Price was computed on the basis of 194 x $500.

3.	Title in the Minibar System

3.1
As of payment of the Purchase Price in accordance with the foregoing, title in the Minibar System shall pass to Investor, with retroactive effect as of the Effective Date, together with an assignment of any rights which HOMI may have under any insurance policies that cover risk of theft and/or damage of the Minibar System.

3.2
Notwithstanding the foregoing, Investor agrees and undertakes that its ownership of the Minibar System shall in no way detract from the Operation and Maintenance (as defined below) by HOMI under the Outsource Agreement; Investor shall not be entitled, and undertakes not to take any action to make any disposition of any part of the Minibar System and/or remove any part thereof from the Hotel and/or in any other way prevent and/or hinder the Operation and Maintenance by HOMI, subject to Section 3.3 below.

3.3
If HOMI ceases to operate as a solvent, going concern, then Investor shall be entitled to assert its title in the Minibar System as it shall see fit, without restriction, including by means of removal of the Minibar System from the Hotel, or performing the Operation and Maintenance, directly or indirectly, in place of HOMI, in coordination with the Hotel.

3.4
If HOMI has fundamentally breached any of its material obligations and/or warranties under this Agreement and has failed to cure them within 30 days from receipt of written notice to that effect by Investor, as determined by a mutually agreeable arbitrator, then Investor shall be entitled to assert its title in the Minibar System as it shall see fit, without restriction, including by means of removal of the Minibar System from the Hotel, or performing the Operation and Maintenance, directly or indirectly, in place of HOMI, in coordination with the Hotel.

4.	Outsource Agreement, Operation and Maintenance

4.1
HOMI shall install the Minibar System at the Hotel and shall perform the Operation and provide Hotel with maintenance services for the Minibar System (the “Maintenance”), with such services being at a satisfactory level per industry standards, all pursuant to HOMI’s Outsource Agreement with Hotel, and such Operation and Maintenance and Outsource Agreement shall not be affected by this Refinancing Agreement. In the context of the Maintenance, HOMI undertakes to use all reasonable commercial efforts to promptly resolve and correct any debugging, functionality and efficiency issues with the Minibar System, with a view of optimizing the system and its potential for revenue generation.

4.2
Promptly following the date hereof and commencement of Operation, HOMI shall direct the Hotel that all payments due to be made to HOMI under the Outsource Agreement shall be made to the Special Account (as defined below).

Refinancing Agreement
HOMI Israel - Dry Tongues
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4.3	On a monthly basis, commencing in respect of September 2009, immediately following completion of installation of the Minibar System:

a.
HOMI will invoice the Hotel for the full amount of net revenues from the Operation, which the Hotel is obliged to pay to HOMI under the Outsource Agreement (“Net Revenues from Hotel”), and will deliver to Investor a copy of said invoice upon its delivery to the Hotel (“HOMI’s Invoice to the Hotel”), usually by the 10th of each calendar month, together with an invoice from HOMI to Investor, in respect of the Operation and Maintenance, for (i) cost of goods to be sold via the Minibar System as per amounts invoiced by suppliers (the first invoice will also include the inventory of goods as at the Effective Date) at cost, with no margin to HOMI, (ii) Operation direct labour costs as reflected by pay-slips or invoices, (iii) Maintenance fees of $0.06 per Minibar per day (during initial 12 months, Maintenance fees will be $0.03 per Minibar, per day), and (iv) a management fee of 8% of Net Revenues from Hotel  (collectively, “Operational Payments” and “HOMI’s Invoice to Investor”, respectively). The aforementioned Maintenance fees are all-inclusive, and in return HOMI will perform the Maintenance and take whatever action is needed, including parts and labour, to maintain the Minibar System in normal working condition.

b.	Upon its receipt of HOMI’s Invoice to the Hotel and HOMI’s Invoice to Investor, Investor will invoice HOMI for the entire sum of Net Revenues from Hotel (“Investor’s Invoice”).

c.
HOMI would normally expect HOMI’s invoice to the Hotel to be settled by the Hotel by the end of the calendar month in which it was issued. The sum by which Net Revenues from Hotel, received and deposited in the Special Account, exceed the sum on HOMI’s Invoice to Investor (“Operating Cashflow”) will then be promptly transferred in full from the Special Account to Investor's bank account as designated by Investor in writing, while the Operational Payments will be transferred from the Special Account to HOMI’s designated bank account, and Investor’s Invoice and HOMI’s Invoice to Investor will be deemed settled in full. Payment of Operational Payments will be made only out of the collected Net Revenues from Hotel as above defined. For avoidance of doubt the parties agree that Investor will not be required to inject cash flow to finance Operational Payments, with the exception of one payment for the initial inventory of goods as at the Effective Date as per Section 4.3a above. For avoidance of any doubt, HOMI undertakes that it will fully perform in satisfactory manner all Operation and Maintenance of the Minibar System, even during any month where Net Revenues from Hotel will be less than the Operational Payments.

4.4
At the end of each quarter (the “Current Quarter”), the average quarterly Operating Cashflow, commencing as of the first quarter following this Agreement entering into effect and ending with the Current Quarter (the “Computation Period”), will be calculated by the Parties (the “Quarterly Average”), and the following shall be performed and completed within 30 days from the end of each Current Quarter.

a.	If the Quarterly Average is less than $4,365, then no further adjustment will be made for the Current Quarter, and all of the Current Quarter’s Operating Cashflow will be retained by Investor.

b.
If the Quarterly Average is more than $4,365 but less than $7,275, then a reckoning will be performed between the Parties, the result of which shall be that Investor shall retain a sum equal to $4,365 multiplied by the number of quarters in the Computation Period, and shall immediately pay the balance of the Operating Cashflow to HOMI.

c.
If the Quarterly Average is more than $7,275, then a reckoning will be performed between the Parties, the result of which shall be that Investor shall retain a sum equal to 60% of the Operating Cashflow for the entire Computation Period and shall immediately pay to HOMI the sum needed to cause HOMI to have received the remaining 40%.

4.5
The provisions of Section 4.4 above shall only apply until such time as Investor shall, pursuant to Section 4.4 above, have received payments in a total aggregate amount of $120,000; thereafter, division of Operating Cashflow, regardless of the sum thereof, shall be 60% to Investor and 40% to HOMI, for as long as the Operation continues, and Investor’s Invoice and Operational Payments will reflect this.

Refinancing Agreement
HOMI Israel - Dry Tongues
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4.6	A sample spreadsheet showing key elements of the mechanism for implementation of the provisions of this Section 4 above, is attached hereto as Exhibit A’.

5.	Special Account

5.1
Promptly following the signing of this Agreement by the Parties, Investor will open a special bank account which will be in Investor’s name and for which there will at all times be two groups of signatories, one designated by HOMI and one designated by Investor, with all transfers or withdrawals of funds from the account, and any changes to said signing rights, requiring two signatures - one from each group (the “Special Account”). The Parties undertake to cooperate as required of them in the opening of the Special Account, including by means of provision of any details and documentation required by the bank in connection with prevention of money-laundering legislation and regulations.

5.2	Net Revenues from Hotel will be deposited solely into the Special Account, as set forth in Section 4 above.

5.3	Payments will be made from the Special Account, to Investor and to HOMI, as set forth in Section 4 above.

5.4	All payments from the Special Account shall be made after deduction of all bank charges.

5.5	The Parties undertake to pay, in equal parts between them, all such bank charges and all expenses related to the Special Account and the implementation of these provisions.

6.	Early Termination of the Outsource Agreement

6.1
If the Outsource Agreement is terminated during the first 8 years from installation of the Minibar System and the Minibar System removed from the Hotel, then HOMI will, at its own cost, reinstall the Minibar System at one or more other hotels to be approved by Investor at which the Minibar System will have equivalent revenue earning capacity as in the Hotel, as soon as possible and in any event within 6 months of its removal from the Hotel.

6.2
If reinstallation was not performed within said 6 months, then HOMI shall be obliged, at any time during the following 3 months, to substitute on a 1 to 1 basis other minibars already operating in another hotel or hotels, of equivalent value and revenue earning capacity, which will be transferred to Investor’s ownership in place of the Minibar System which will be returned to HOMI’s ownership, and the terms of this Refinancing Agreement will apply, mutatis mutandis, to said substitute minibars, provided that, for said 3 months, HOMI shall in any event pay to Investor $2,183 per month.

7.	Confidentiality

As a condition to this Refinancing Agreement entering into effect, and to Investor’s entitlement hereunder, Investor will execute and deliver to HOMI a Nondisclosure Agreement in HOMI’s customary form.

Refinancing Agreement
HOMI Israel - Dry Tongues
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8.	Miscellaneous

No Amendment to this Agreement, or any part thereof, shall be valid or binding upon the Parties unless drawn up in writing and signed by both Parties. The Preamble, and any Appendices, Exhibits or Schedules to this Agreement, constitute an integral part hereof. The headings used in this Agreement are for convenience of reference only and will not be used in the construction of this Agreement. Any use of the word “including” in this Agreement shall be construed as meaning “including, without limitation”, unless expressly stipulated to the contrary. All pronouns contained herein, and any variations thereof, shall be deemed equally to refer to the masculine, feminine or neutral, singular or plural, as the context may require. No principle of construction against the drafter shall apply in any way to this Agreement or any of the Exhibits, Appendices and/or Schedules attached hereto. No failure or delay on the part of any Party in exercising any right and/or remedy to which it may be entitled hereunder and/or by law shall operate as a waiver by that Party of any right whatsoever. No waiver of any right under this Agreement shall be deemed as a waiver of any further or future right hereunder, whether or not such right is the same kind of right as was waived in a previous instance. In case any provision of the Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and shall continue in full force and effect. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and replaces any previous agreements between the Parties, if at all, whether written or verbal, pertaining to any of the subject-matter hereof. This Agreement shall be deemed to have been made and concluded in Israel and the construction, validity and performance of this Agreement shall be governed by the laws of Israel without giving effect to the conflicts of law principles thereunder. By their execution hereof, the parties irrevocably agree to submit all disputes arising hereunder to the jurisdiction of the competent courts of Tel-Aviv, Israel. Notices sent by one Party to the other under this Agreement will be sent by registered mail to the addresses specified in the Preamble, delivered by hand, transmitted by fax, or sent by e-mail or other electronic means of communication and will be deemed to have reached their destination within 3 days of being deposited with the Post Office for dispatch as registered mail (7 days in the case of air mail), upon actual delivery when delivered by hand, and upon receipt of the recipient’s confirmation of receipt when sent by fax, e-mail or other electronic means of communication. This Agreement may be executed in any number of counterparts, in original or by facsimile, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

In witness whereof the Parties have executed this

Refinancing Agreement on the date first above written:

_______________________________ HOMI Israel Ltd	________________________________ Dry Tongues Ltd